Marketing of Chembio’s Rapid HIV Tests Launched in U.S. by Inverness Medical Innovations, Inc.

New York, February 14, 2007- (OTCBB:CEMI) - Chembio’s two FDA-approved rapid HIV tests have been launched in the U.S. market and are available exclusively through Inverness Medical Innovations, Inc. (AMEX: IMA) under the Inverness Clearview® brand. Chembio is the exclusive manufacturer of these products.

Clearview HIV 1/2 STAT-PAK® and Clearview COMPLETE HIV 1/2 are rapid qualitative screening tests for the detection of antibodies to HIV-1 and HIV-2 in human whole blood, serum and plasma. The tests utilize a single lateral flow test strip which displays results through visual observation of a control line (non-reactive result) and a test line (reactive result) within 15 minutes.

Chembio’s President and CEO, Lawrence Siebert, commented, “I believe Inverness is well-positioned as it has an extensive U.S. point of care marketing organization which supports a large distributor network. Inverness’ launch brings important new rapid HIV testing options to the U.S. I believe that if more individuals become aware of their HIV status through routine testing in accordance with the new CDC recommendations (http://www.cdc.gov/mmwr/preview/mmwrhtml/rr5514a1.htm), new infection rates will decline here as has been shown abroad.”

Inverness and Chembio entered into agreements in September 2006 that granted marketing rights to Inverness for these products. As per the agreements, Inverness has exclusive marketing rights to the STAT-PAK® test in the United States only. The other product, now known as Clearview COMPLETE HIV1/2, will be marketed globally by Inverness. Both products have 15 minute times to detection and 24-month, room temperature shelf life from date of manufacture. Competitive advantages include product performance, ease of use, shelf life, use with multiple sample types, and a minimal sample size requirement. Detailed information on these products is now available at http://invernessmedicalpd.com/poc/products/clr_hiv_statpak.html and http://invernessmedicalpd.com/poc/products/clr_hiv_complete.html.

ABOUT CHEMBIO
Chembio Diagnostics, Inc., a developer and manufacturer of rapid diagnostic tests for infectious diseases. The Company has received marketing approval from the FDA for two of its rapid HIV tests. The Company also manufactures rapid tests for veterinary Tuberculosis and Chagas Disease, and has developed a patent-pending technology, the Dual Path Platform (DPP™), for its next generation HIV and other rapid tests. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Matty Arce - 631-924-1135 ext 123.